UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 2, 2012 Regions Financial Corporation (the “Company”) completed its previously announced sale (the “transaction”) of all issued and outstanding shares of stock of its subsidiaries, Morgan Keegan & Company, Inc. and MK Holding, Inc. (collectively, “Morgan Keegan”) to Raymond James Financial, Inc. (“Raymond James”). The stock purchase was made pursuant to a stock purchase agreement dated January 11, 2012 between the Company and Raymond James (“Stock Purchase Agreement”), which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 12, 2012.

In connection with the closing, the Company and Raymond James agreed that in lieu of the $250 million pre-closing dividend from Morgan Keegan & Company, Inc. to the Company contemplated by the Stock Purchase Agreement, the parties would increase the purchase price by the same amount. The total purchase price received by the Company was approximately $1.2 billion. The purchase price is subject to post-closing adjustment based on the tangible equity value of Morgan Keegan as of the closing date and retention of certain Morgan Keegan employees through the 90th day following the closing date.

The proceeds from this transaction and other available funds will be, subject to consultation with the Company’s federal banking regulators and the approval of the U.S. Department of the Treasury (the “Treasury Department”), used to repurchase all of the Company’s outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued to the Treasury Department under the Capital Purchase Program.

A copy of the press release announcing the completion of the transaction is being filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the transaction, on April 2, 2012, John C. Carson, Jr., the chief executive officer of Morgan Keegan & Company, Inc. and a named executive officer of the Company, departed the Company to join Raymond James as president.

On March 30, 2012, in connection with the closing of the transaction, the Company amended the award agreements related to (i) shares of Company restricted stock that were granted to Mr. Carson on February 23, 2011 and February 24, 2010 in compliance with the TARP restrictions on executive compensation and (ii) the restricted stock units of Company stock that were granted to Mr. Carson on February 28, 2008. The restricted stock grants were scheduled to vest on the third anniversary of the grant date and the restricted stock unit award was scheduled to vest on the fifth anniversary of the grant date, in each case, so long as Mr. Carson remained employed by the Company. Pursuant to the amendment, these restricted stock and restricted stock unit awards will continue to vest for so long as Mr. Carson remains employed by Raymond James.

The amendment to Mr. Carson’s restricted stock and restricted stock unit award agreements is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

A pro forma unaudited condensed consolidated balance sheet at December 31, 2011, giving effect to the transaction, is incorporated herein by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K dated March 13, 2012. The consolidated statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 was prepared with all activity related to the entities being sold presented as discontinued operations. Accordingly, as the historical financial statements already fully incorporate the impact of the transaction related to continuing operations, no pro forma statement of operations is necessary.

(d) Exhibits

2.1	Stock Purchase Agreement, dated January 11, 2012, between Regions Financial Corporation and Raymond James Financial, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 12, 2012)

10.1	Amendment to Certain Equity-Based Awards Granted under the Regions Financial Corporation 2010 Long Term Incentive Plan and the Regions Financial Corporation 2006 Long Term Incentive Plan

99.1	Press release dated April 2, 2012

99.2	Unaudited pro forma financial information (incorporated herein by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K dated March 13, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President,
General Counsel and Corporate Secretary

Date: April 2, 2012